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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of RoweCom Inc. (the "Company"), related to the Company's employee stock option and stock purchase plans, of our report dated January 15, 1999, except for the information presented in Notes 12 and 15 for which the date is February 8, 1999, relating to the consolidated financial statements of RoweCom Inc., which appears in the Company's Registration Statement on Form S-1 (File No. 333-68761).

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
May 6, 1999